UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 7, 2007

CANDELA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-14742	04-2477008
(Commission File Number)	(I.R.S. Employer Identification Number)

530 Boston Post Road, Wayland, Massachusetts	01778
(Address of Principal Executive Offices)	(Zip Code)

(508) 358-7400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.01.            Completion of Acquisition or Disposition of Assets.

On March 7, 2007, Candela Corporation (the “Company”) announced that it had completed the acquisition of all the share capital of Inolase (2002) Ltd. (“Inolase”) for approximately $16.5 million in cash, excluding certain earn-out royalty payments contingent upon the attainment of specified performance targets.  The closing of such acquisition occurred on March 6, 2007.  Inolase develops and manufactures proprietary devices for the aesthetic light-based treatment industry and develops intellectual property related to medical devices and light sources.

Section 7 — Regulation FD

Item 7.01.            Regulation FD Disclosure.

On March 7, 2007, the Company announced that it had completed the acquisition of all the share capital of Inolase for approximately $16.5 million in cash, excluding certain earn-out royalty payments contingent upon the attainment of specified performance targets.  The closing of such acquisition occurred on March 6, 2007.  Inolase develops and manufactures proprietary devices for the aesthetic light-based treatment industry and develops intellectual property related to medical devices and light sources.

In addition, the Company announced other strategic initiatives, including the creation of an Emerging Opportunities business unit and enhancements to the Company’s worldwide sales force.

A copy of the press release announcing the Company’s acquisition of Inolase and other strategic initiatives is furnished herewith as Exhibit 99.1 to this report.

Section  9 — Financial Statements and Exhibits

Item 9.01(d)   Financial Statements and Exhibits Index.

Exhibit 99.1   Press release issued by Candela Corporation dated March 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANDELA CORPORATION

	By:	/s/ F. Paul Broyer
F. Paul Broyer
Senior Vice President, Finance &
Administration, and Chief Financial Officer
(principal financial and accounting officer)

Date: March 7, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Candela Corporation on March 7, 2007.